UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414
(Commission File Number)

Texas	72-1121985
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(Address of Principal Executive Offices)

(713) 626-8525

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On January 28, 2025 (the “Closing Date”), W&T Offshore, Inc. (the “Company”) issued and sold $350 million in aggregate principal amount of its 10.750% senior second lien notes due 2029 (the “Notes”) pursuant to a Purchase Agreement, dated January 14, 2025, by and among the Company, as issuer, W&T Energy VI, LLC, W&T Energy VII, LLC, Aquasition Energy LLC, Aquasition LLC, Aquasition II LLC, Aquasition III LLC, Aquasition IV LLC, Aquasition V LLC, Falcon Aero Holdco LLC, Falcon Aero Holdings LLC, Green Hell LLC, Seaquester LLC, and Seaquestration LLC, as the subsidiary guarantors (the “Guarantors ”), and Morgan Stanley & Co. LLC, as representative of the several initial purchasers.

On the Closing Date, the Company entered into an indenture (the “Indenture”) by and among the Company, the Guarantors, and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), which governs the terms of the Notes. The Notes mature on February 1, 2029. Interest is payable on the Notes on each February 1 and August 1, commencing August 1, 2025.

The Notes are secured by second-priority liens (subject to permitted liens and certain other exceptions) on substantially all of the Company’s and the Guarantors’ oil and natural gas properties that secure the Credit Facility (as defined below) and any future priority lien obligations permitted to be incurred under the Indenture. Consequently, the Notes and the guarantees will be effectively subordinated to the Credit Facility and such other permitted priority lien obligations that the Company may issue in the future to the extent of the value of such collateral.

Prior to February 1, 2027, the Company may redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of the outstanding Notes plus accrued and unpaid interest, if any, to the redemption date, plus the “Applicable Premium” (as defined in the Indenture). In addition, prior to February 1, 2027, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate original principal amount of the Notes in an amount not greater than the net cash proceeds from certain equity offerings at a redemption price of 110.750% of the principal amount of the outstanding Notes plus accrued and unpaid interest, if any, to the redemption date.

From February 1, 2027 to (and including) January 31, 2028, the Company may redeem the Notes, in whole or in part, at redemption prices (expressed as percentages of the principal amount thereof) equal to 105.375% and 100.000% from February 1, 2028 and thereafter, plus accrued and unpaid interest, if any, to the redemption date. The Notes are guaranteed by the Guarantors.

The Indenture includes a number of covenants that, among other things, limit the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture), including the Guarantors, to (i) make investments; (ii) incur additional indebtedness or issue certain types of preferred stock; (iii) create certain liens; (iv) sell assets; (v) enter into agreements that restrict dividends or other payments from the Company’s subsidiaries to the Company; (vi) consolidate, merge or transfer all or substantially all of the assets of the Company; (vii) engage in transactions with affiliates; (viii) pay dividends or make other distributions on capital stock or subordinated indebtedness; and (ix) create subsidiaries that would not be restricted by the covenants of the Indenture. These covenants are subject to important exceptions and qualifications set forth in the Indenture. In addition, most of the above-described covenants will terminate if both S&P Global Ratings, a division of S&P Global Inc., and Moody’s Investors Service, Inc. assign the Notes an investment grade rating and no default exists with respect to the Notes.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods) nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; the failure to pay certain final judgments against the Company or its Restricted Subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture and the form of the Notes, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this report and is incorporated herein by reference.

Intercreditor Agreement

On January 28, 2025, Wilmington Trust, National Association, as second lien collateral trustee for the second lien secured parties, entered into an Intercreditor Agreement with Texas Capital Bank, as priority lien agent for the priority lien secured parties (the “Intercreditor Agreement”), which governs the relationship among the holders of the Notes and the holders of any existing or future parity and/or priority lien obligations of the Company or the Guarantors, including under the Credit Facility and any future parity and/or priority lien obligations of the Company or the Guarantors, with respect to priority of collateral and certain other matters.

The foregoing description of the Intercreditor Agreement is qualified in its entirety by reference to the full text of the Intercreditor Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Credit Agreement

On January 28, 2025, in conjunction with the issuance of the Notes, the Company entered into a credit agreement (the “Credit Agreement”), by and among the Company, as borrower, Texas Capital Bank, as administrative agent, lender and L/C issuer, TCBI Securities, Inc., as lead arranger and bookrunner and certain of our lenders and other parties thereto which provides the Company a revolving credit and letter of credit facility (the “Credit Facility”), with initial bank lending commitments of $50 million with a letter of credit sublimit of $10 million. The Credit Facility matures on July 28, 2028.

The Credit Facility is guaranteed by the Guarantors and is secured by a first-priority lien on substantially all of the natural gas and oil properties and personal property assets of the Company and the Guarantors, other than the Company’s membership interest in its Unrestricted Subsidiaries (as defined in the Credit Agreement) and minority ownership in certain joint venture entities. Certain future-formed or acquired majority-owned domestic subsidiaries of the Company may also be required to guarantee the Credit Facility and grant a security interest in substantially all of their natural gas and oil properties and personal property assets to secure the obligations under the Credit Facility.

The Credit Agreement requires prepayment of all outstanding revolving loans every three months commencing on March 31, 2025, and the Company is prohibited from borrowing for a five-day period following such prepayment. To the extent the Consolidated Net Leverage Ratio (as defined in the Credit Agreement) exceeds 2.00 to 1.00 on the last day of any calendar month, the Company would be required to prepay the revolving loans in an amount equal to 75% of Excess Cash Flow (as defined in the Credit Agreement). If the aggregate amount outstanding under the Credit Facility exceeds the Credit Facility commitments at any time, the Company would be required to immediately upon request repay indebtedness to eliminate such excess. The Company will be required to make additional prepayments in the event of certain dispositions or casualty events, as more particularly described in the Credit Agreement.

Borrowings under the Credit Facility bear interest, at the Company’s option, at a rate per annum equal to either (a) the adjusted Term SOFR rate (“Adjusted Term SOFR”) (which cannot be less than 3.00%) for interest periods of 1, 2, 3 or 6 months plus the Applicable Margin (described below) or (b) the base rate (“Base Rate”) plus the Applicable Margin. Base Rate is a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1⁄2 of 1.0%, (ii) the prime rate published by the Wall Street Journal from time to time as the “U.S. Prime Rate” and (iii) Adjusted Term SOFR for a 1-month Interest Period on such day plus 1.0%. Interest is payable quarterly in arrears for Base Rate loans, at the end of the applicable interest period for Term SOFR loans (but not less frequently than quarterly) and upon the prepayment or maturity of the underlying loans. Additionally, the Company is required to pay a letter of credit fee and a commitment fee quarterly in arrears in respect of unused commitments under the Credit Facility, and an annual administrative fee in the amount of $45,000, paid quarterly as set forth in the Credit Agreement. The Applicable Margins, letter of credit fee and the commitment fee rate are calculated based upon the utilization levels of the Credit Facility as a percentage of the borrowing base then in effect, as set forth below:

Applicable Margin	X < 25%	25% < X < 50%	50% < X < 75%	75% < X
SOFR Loans Margin	3.750%	4.000%	4.250%	4.750%
Base Rate Margin	2.750%	3.000%	3.250%	3.750%
Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%
Letter of Credit Fee Rate	3.750%	4.00%	4.250%	4.750%

The Credit Agreement contains certain customary affirmative and negative covenants and events of default, and requires the Company and certain of its affiliates obligated under the Credit Agreement to make customary representations and warranties in connection with credit extensions thereunder. The negative covenants, among other things and subject to significant exceptions, limit the ability of the Company and certain of its subsidiaries to:

•	incur or guarantee additional indebtedness;

•	make loans to others;

•	make investments;

•	merge or consolidate with another entity;

•	make dividends and certain other payments;

•	hedge future production or interest rates;

•	create liens that secure indebtedness;

•	transfer or sell assets;

•	enter into transactions with affiliates; and

•	engage in certain other transactions without the prior consent of the lenders.

In addition, the Credit Agreement requires the Company to maintain a ratio of consolidated current assets to consolidated current liabilities of at least 1.00 to 1.00 for each fiscal quarter. The Company will also be required to maintain a ratio of consolidated total debt to EBITDAX of no greater than 2.50x, tested on a rolling four quarter basis. The Company must maintain a minimum PDP PV-10 (as defined in the Credit Agreement) of $100 million as of the last day of any fiscal quarter. In the event the Revolving Credit Exposure (as defined in the Credit Agreement) is greater than or equal to $20 million, the Company and its Restricted Subsidiaries are required to enter into hedging transactions with floor prices and/or strike prices, as applicable, that are not less than 90% of the applicable New York Mercantile Exchange forward curve price for crude oil (WTI) or natural gas, as applicable, to hedge notional amounts of crude oil and natural gas, as applicable, in the volumes and for the periods set forth below.

Revolving Credit Exposure	Required Aggregate Notional Volumes (months 1-12)	Required Aggregate Notional Volumes (months 13-18)
< $20,000,000	0%	0%
> $20,000,000 but < $37,500,000	70% from November 1st through May 31st each year, tested quarterly 50% from June 1st through October 31st each year, tested quarterly	0%
> $37,500,000	70% from November 1st through May 31st each year, tested quarterly 50% from June 1st through October 31st each year, tested quarterly	70% from November 1st through May 31st each year, tested quarterly 50% from June 1st through October 31st each year, tested quarterly

On or before January 28, 2026, the Company is required to use commercially reasonable efforts to enter into an amendment or amendment and restatement of the Credit Agreement to include a reserve-based lending construct. If the Credit Agreement is not so amended or amended and restated, the aggregate commitments of the lenders will be redetermined on a semi-annual basis on February 1 and August 1 of each year, using the reserve reports delivered on or before December 31 and June 30, respectively. The Company will be required to prepay the amount of credit exposure that exceeds the newly redetermined commitment amount. Failure to convert the Credit Facility to a reserve-based lending facility is not an event of default under the Credit Agreement.

If an event of default (as such term is defined in the Credit Agreement) occurs, the lenders would be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement, termination of the lenders’ commitments thereunder, foreclosure on collateral, and all other remedial actions available to a secured creditor.

The foregoing description of the Credit Facility is a summary only and is qualified in its entirety by reference to the Credit Facility, a copy of which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 28, 2025, the Company terminated the Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018, by and among the Company, Alter Domus (US) LLC, as agent and the various financial institutions and other persons from time to time parties thereto as lenders (as amended, the “Prior Credit Facility”). All outstanding obligations owed under the Prior Credit Facility were paid in full in connection with this termination.

On January 28, 2025, the Company's indirect subsidiaries Aquasition LLC and Aquasition II LLC terminated the Credit Agreement, dated May 19, 2021, by and among Aquasition LLC, as Borrower, Aquasition II LLC, as Co-Borrower, and Munich Re Energy Transition Finance Inc. (f/k/a Munich Re Reserve Risk Financing, Inc.), as the lender party thereto (the “Prior Term Loan”). All outstanding obligations owed under the Prior Term Loan were paid in full in connection with this termination.

On January 28, 2025, the Company utilized a portion of the net proceeds from the offering of the Notes, together with cash on hand, to irrevocably deposit with the trustee under the Existing Notes Indenture (as defined below) governing the Company’s outstanding 11.750% Senior Second Lien Notes due 2026 (the “Existing Notes”) consideration in an amount sufficient to redeem all of the outstanding Existing Notes not validly tendered and accepted for purchase in the Company’s previously announced tender offer and consent solicitation. In connection therewith, the Company elected to effect an optional redemption of the Existing Notes on August 1, 2025, and caused the satisfaction and discharge of the Indenture, dated as of January 27, 2023 by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee, as amended and supplemented by the First Supplemental Indenture thereto, dated as of May 25, 2023, by and among the Company, the guarantors party thereto and the trustee (the “Existing Notes Indenture”), which governs the Existing Notes. The trustee acknowledged such discharge and satisfaction. As a result, the Company and the guarantors of the Existing Notes have been released from their remaining obligations under the Existing Notes Indenture.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8- K.

9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1*	Indenture, dated as of January 28, 2025, by and among W&T Offshore, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.
4.2	Form of 10.750% Senior Second Lien Note due 2029 (included in Exhibit 4.1 hereto).
10.1	Intercreditor Agreement, dated as of January 28, 2025, by and between Wilmington Trust, National Association, as second lien collateral trustee and Texas Capital Bank, as priority lien agent.
10.2*	Credit Agreement, dated as of January 28, 2025, by and among W&T Offshore, Inc., Texas Capital Bank, as agent and the various agents and lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2025	W&T OFFSHORE, INC.
(Registrant)

	By:	/s/ George Hittner
	Name:	George Hittner
	Title:	Executive Vice President, General Counsel and Corporate Secretary